UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

142 East First Street, Mountain Grove, Missouri	65711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (417) 926-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 17, 2009, First Bancshares, Inc. (“Company”) and its wholly owned subsidiary, First Home Savings Bank (“Bank”), each entered into a Stipulation and Consent to the Issuance of Order to Cease and Desist with the Office of Thrift Supervision (“OTS”).

Under the terms of the OTS orders, the Bank and the Company, without the prior written approval of the OTS, may not:

•	Increase assets during any quarter;
•	Pay dividends;
•	Increase brokered deposits;
•	Repurchase shares of the Company’s outstanding common stock; and
•	Issue any debt securities or incur any debt (other than that incurred in the normal course of business).

Other material provisions of the order require the Bank and the Company to:

•	develop a business plan for enhancing, measuring and maintaining profitability, increasing earnings, improving liquidity, maintaining capital levels, acceptable to the OTS;
•	ensure the Bank’s compliance with applicable laws, rules, regulations and agency guidelines, including the terms of the order;
•	not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the OTS;
•	not enter into, renew, extend or revise any compensation or benefit agreements for directors or senior executive officers;
•	not make any indemnification, severance or golden parachute payments;
•	enhance its asset classification policy;
•	provide progress reports to the OTS regarding certain classified assets;
•	submit a comprehensive plan for reducing classified assets;
•
develop a plan to reduce its concentration in certain loans contained in the loan portfolio and that addresses the assessment, monitoring and control of the risks association with the commercial real estate portfolio;

•
not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial of the Bank, or that is outside the normal course of business; and

•	prepare and submit progress reports to the OTS. The OTS orders will remain in effect until modified or terminated by the OTS.

All customer deposits remain fully insured to the fullest extent permitted by the FDIC. The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions. Neither the Company nor the Bank admitted any wrongdoing in entering into the respective Stipulation and Consent to the Issuance of a Cease and Desist Order. The OTS did not impose or recommend any monetary penalties.

The description of each of the Company’s and the Bank’s Order and the Stipulation and Consent set forth in this Item 1.01 are qualified in their entirety by reference to the Orders and Stipulations and

Consents, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated by reference herein in their entirety.

On August 17, 2009, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Home Savings Bank’s Order to Cease and Desist with the OTS.

10.2	First Home Savings Bank’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.

10.3	First Bancshares, Inc.’s Order to Cease and Desist with the OTS.

10.4	First Bancshares, Inc.’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.

99.1	Press Release of First Bancshares, Inc. August 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCSHARES, INC.

Date: August 17, 2009	/s/Ronald J. Walters
Ronald J. Walters
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)